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                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549

                                      FORM 8-K

                                   CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of

                        the Securities Exchange Act of 1934

                 Date of Report (Date of earliest event reported):

                                   April 16, 1998


                                    ESELCO, INC.
               (Exact name of registrant as specified in its charter)


       Michigan                      0-17736                  38-2785176
(State of Incorporation)     (Commission File Number)       (IRS Employer
                                                        Identification Number)


               725 East Portage Avenue,
              Sault Ste. Marie, Michigan             49783
       (Address of principal executive offices)    (Zip Code)


                                 (906) 632-2221
                (Registrant's telephone number, including area code)


                                   Not applicable
            (Former name or former address, if changed since last report)

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     Item 5.  OTHER EVENTS.

          The registrant issued the following press release on April 16, 1998:

Mary Carpenter

Wisconsin Energy Corporation
Milwaukee  WI
(414) 221-4444
Donald C. Wilson
ESELCO, Inc.
Sault Ste. Marie  MI 49783                                          NEWS
(906) 632-5158                                                   RELEASE
-------------------------------------------------------------------------------
April 16, 1998

            Wisconsin Energy, ESELCO merger application approved by FERC
              Companies believe merger will occur on or before June 30

MILWAUKEE, Wisconsin, and SAULT STE. MARIE, Michigan--Wisconsin Energy Corp. (NYSE:WEC) and ESELCO, Inc. (NASDAQ:EDSE) today received Federal Energy Regulatory Commission (FERC) approval of the companies' merger proposal. The companies believe the merger will occur on or before June 30, 1998. Completion of the merger is contingent upon receipt of all necessary regulatory approvals and satisfaction of conditions customary for this type of transaction.

"This merger will provide benefits to customers and shareholders to both companies , and will have significant pro-competitive benefits throughout the region," says Richard A. Abdoo, Wisconsin Energy Chairman, President, and CEO. "We are pleased that FERC recognized these benefits and approved the transaction."

Shortly after the merger occurs, shareholders who held ESELCO, Inc. common stock on the effective date of the merger will be able to exchange their shares for shares of Wisconsin Energy common stock based on a value of $44.50 for each ESELCO share.

The merger transaction, announced March 25, 1997, is structured as a tax-free reorganization that will be accounted for as a pooling of interests. The total purchase price is approximately $71 million. The transaction was approved by ESELCO stockholders on October 7, 1997. Under terms of the agreement, ESELCO would become a wholly owned subsidiary of WEC. WEC's utility subsidiary, WE, and ESELCO's utility subsidiary, Edison Sault Electric Company, will retain their own utility identities and their existing service territories. The two utilities will be operated in essentially the same manner as they are today. WE and Edison Sault will continue to be regulated by their respective states.

Wisconsin Energy is a holding company with subsidiaries in utility and nonutility businesses. Its principal subsidiary, Wisconsin Electric, provides electricity, natural gas, and/or steam service to about 2.3 million people in southeastern Wisconsin (including the Milwaukee area), the Appleton area, the Prairie du Chien area, and in northeastern Wisconsin, and Michigan's Upper Peninsula.

Edison Sault is an electric utility which serves approximately 22,000 residential, commercial, and industrial electric customers located in Michigan's eastern upper peninsula.

                                     * * * * *

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                                     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ESELCO, INC.

                                             By   /s/ Donald Sawruk
                                                 ----------------------------
                                                  Donald Sawruk,
                                                  President

April 16, 1998










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